Exhibit 99.1

Genworth Announces Termination of Merger Agreement with Oceanwide

RICHMOND, Va., (April 6, 2021) — Genworth Financial, Inc. (NYSE: GNW) (Genworth, the Company) today announced that it has exercised its right to terminate its merger agreement with China Oceanwide Holdings Group Co., Ltd. (Oceanwide) as of April 6, 2021. Terminating the agreement allows Genworth to pursue its revised strategic plan without restrictions and without uncertainty regarding its ultimate ownership, which might impact the Company’s ability to successfully execute the plan.

The Company’s revised strategic plan includes a potential partial initial public offering (IPO) of its U.S. MI business (subject to market conditions as well as the satisfaction of various conditions and approvals). China Oceanwide and Genworth also will continue to explore potential opportunities to bring long-term care insurance and other similar products to the Chinese insurance market in the future.

“Genworth’s Board of Directors has concluded that Oceanwide will be unable to close the proposed transaction within a reasonable time frame and that greater clarity about Genworth’s future is needed now in order for the Company to execute its plans to maximize shareholder value. Thus, the Board decided to terminate the Oceanwide merger agreement,” said James Riepe, non-executive chairman of the Genworth Board of Directors. “Although disappointed after more than four years of efforts, I want to especially thank our shareholders, regulators, policyholders, customers and employees, for their patience and support as we all persevered through an especially long and arduous cross-border approval process.”

“We are grateful for Oceanwide’s commitment to our planned transaction over the years,” said Tom McInerney, Genworth President and CEO. “During that time, we together navigated significant market uncertainty and regulatory hurdles, a testament to both parties’ good faith efforts to complete the transaction. I would like to thank Chairman Lu for his commitment and partnership throughout this process.”

McInerney continued, “While we believe it is necessary and appropriate at this stage to terminate the transaction, Genworth continues to share Chairman Lu’s vision of bringing long-term care solutions to the aging population in China. Both parties believe there are significant, compelling opportunities to address critical societal needs outside of the U.S.”

Genworth has already executed important steps under its revised strategic plan, including the sale of Genworth’s interest in its Australian mortgage insurance business and actions to align its expense structure with current business activities. These steps expand on actions the Company has taken over the last several years to strengthen its financial position, including the sale of its Canadian mortgage insurance business, the completion of a $750 million debt offering at the U.S. MI holding company and the negotiation of a settlement with AXA S.A.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding transactions Genworth is pursuing to address its near-term liabilities and financial obligations, which may include additional debt financing and/or transactions to sell a percentage of its ownership interests in its U.S. mortgage insurance business, and a future partnership with Oceanwide to offer insurance products in China. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that Genworth’s determination to terminate the merger agreement may adversely affect Genworth’s business, the price of Genworth’s common stock, and Genworth’s ability to pursue these alternative transactions, and the risk that Genworth will be unable to address its near-term liabilities and financial obligations, including the risks that it will be unable to raise additional debt financing and/or sell a percentage of its ownership interest in its U.S. mortgage insurance business to repay the promissory note to AXA S.A. or refinance its future debt maturities; (ii) potential legal proceedings that may be instituted against Genworth related to the termination of the transaction with Oceanwide; (iii) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the termination of the transaction with Oceanwide, including but not limited to such changes that could affect Genworth’s financial performance; (iv) continued availability of capital and financing to Genworth; (v) further rating agency actions and downgrades in Genworth’s financial strength ratings; (vi) changes in applicable laws or regulations; (vii) the impact of changes in interest rates and political instability; (viii) the possibility that Genworth may not pursue potential future opportunities with Oceanwide to offer insurance products in China; and (ix) other risks and uncertainties described in Genworth’s Annual Report on Form 10-K, filed with the SEC on February 26, 2021. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 937.9273

julie.westermann@genworth.com

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